EXHIBIT 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned principal executive officer of Trans World Corporation (the “Registrant”) hereby certifies that the Registrant’s Form 10-Q for the quarter ended June 30, 2016 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

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Date: August 9, 2016	By:	/s/ Rami S. Ramadan
Rami S. Ramadan
Chief Executive Officer

This certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Trans World Corporation and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.